Exhibit 99.1

Syndax Announces Private Placement of $250.0 Million of Convertible Senior Notes

NEW YORK, June 4, 2026 — Syndax Pharmaceuticals, Inc. (“Syndax”) (NASDAQ: SNDX), a commercial-stage biopharmaceutical company advancing innovative cancer therapies, has entered into privately negotiated subscription agreements for the issuance of $250.0 million aggregate principal amount of 2.25% Convertible Senior Notes due 2031 (the “Notes”). The sale of the Notes is expected to close on June 10, 2026, subject to customary closing conditions. J. Wood Capital Advisors LLC is acting as sole placement agent in connection with the private placement of the Notes (the “private placement”).

Syndax estimates that the net proceeds from the private placement will be approximately $243 million, after deducting the placement agent’s fees and estimated expenses payable by Syndax. Syndax expects to use the net proceeds from the private placement for general corporate purposes, including working capital, research and development expenditures, commercialization activity expenditures and business development expenditures.

The Notes will be senior unsecured obligations of Syndax and will accrue interest payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026 at a rate of 2.25%. The Notes will mature on June 15, 2031, unless earlier converted, redeemed or repurchased.

Noteholders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding March 15, 2031, only upon the occurrence of certain circumstances. On or after March 15, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, the noteholders may convert all or any portion of their Notes at any time.

Upon conversion, Syndax will pay or deliver, as the case may be, cash, shares of Syndax’s common stock, par value $0.0001 per share (the “common stock”), or a combination of cash and shares of common stock, at Syndax’s election. The conversion rate will initially be 40.3894 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $24.76 per share of common stock). The initial conversion price of the Notes represents a premium of approximately 35% over the last reported sale price of the common stock on the Nasdaq Global Select Market on June 3, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Syndax delivers a notice of redemption, Syndax will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be.

Syndax may not redeem the Notes prior to June 20, 2029. Syndax may redeem for cash all or any portion of the Notes (subject to certain limitations), at Syndax’s option, on a redemption date on or after June 20, 2029 if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Syndax provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If Syndax undergoes a “fundamental change” (as defined in the indenture that will govern the Notes), then, subject to certain conditions and limited exceptions, noteholders may require Syndax to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Neither the Notes, nor the shares of common stock issuable upon conversion of the Notes, if any, have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Syndax

Syndax Pharmaceuticals is a commercial-stage biopharmaceutical company advancing innovative cancer therapies. Highlights of the Company’s pipeline include Revuforj® (revumenib), an FDA-approved menin inhibitor, and Niktimvo™ (axatilimab-csfr), an FDA-approved monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor. Fueled by our commitment to reimagining cancer care, Syndax is working to unlock the full potential of its pipeline and is conducting several clinical trials across the continuum of treatment. For more information, please visit www.syndax.com/ or follow the Company on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the terms of the Notes, the anticipated closing of the private placement and the anticipated use of the net proceeds from the private placement. These forward-looking statements are based on Syndax’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Syndax’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. Other factors that may cause Syndax’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.